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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of UbiquiTel Inc. related to the registration of 17,562,861 shares of its common stock.

                                                      /s/ Ernst & Young LLP

Kansas City, Missouri
August 20, 2001